UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2007

SYMYX TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27765	77-0397908
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3100 Central Expressway		95051
Santa Clara, California		(Zip Code)
(Address of principal executive offices)

(408) 764-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           On October 19, 2007, Edwin F. Gambrell, a director of Symyx Technologies, Inc. (the “Company”), retired from the board of directors (the “Board”) effective as of October 19, 2007. At the time of his retirement, Mr. Gambrell served in the class of directors whose term of office expires at the Company’s 2010 annual meeting of stockholders. Mr. Gambrell also served as a member of the Compensation Committee of the Board (the “Compensation Committee”), as a member of the Governance Committee of the Board (the “Governance Committee”) and as the Company’s lead independent director. Mr. Gambrell’s decision to retire did not result from any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c)           On October 16, 2007, the Board appointed Rex S. Jackson, executive vice president and general counsel of the Company, to serve as the Company’s Chief Financial Officer.  Mr. Jackson has served as acting Chief Financial Officer since June 2007. Mr. Jackson resigned as general counsel effective upon his appointment as Chief Financial Officer, but will continue to serve as acting General Counsel to ensure a smooth transition.

Mr. Jackson, 47, joined the Company in February 2007. Prior to joining the Company, Mr. Jackson served as Senior Vice President and General Counsel for Avago Technologies Limited, and held multiple positions at Synopsys, Inc., most recently as Senior Vice President, General Counsel and acting Chief Financial Officer. Prior to Synopsys, he served as an investment director with Redleaf Group, Inc., a venture capital firm, and as President and Chief Executive Officer of a Redleaf portfolio company. Mr. Jackson obtained a B.A. in political science from Duke University and a J.D. degree from Stanford University. There is no family relationship between Mr. Jackson and any executive officer or member of the Board.

Under the terms of the offer letter dated January 30, 2007, by and between the Company and Mr. Jackson, Mr. Jackson receives, among other things:

•	a base salary of $300,000 per year;

•	eligibility to participate in the Company’s management bonus program, which for 2007 is up to 65% of annual earned salary, with the potential for up to 100% in extraordinary circumstances;

•	a restricted stock unit award of 53,500 shares of the Company’s common stock, granted on February 16, 2007, of which ½ will vest on March 1, 2008, 1/3 on March 1, 2009 and 1/6 on March 1, 2010;

•
a restricted stock award of 26,500 shares of the Company’s common stock, granted on February 16, 2007, with performance-based vesting based solely upon achievement of defined performance criteria determined by the Board at the time of grant. In order to achieve vesting of all performance-based shares, the Company would need to achieve all of the defined outperformance criteria; and

•
standard Company benefits which in 2007 include medical, dental and vision coverage, life insurance, disability coverage, travel insurance while traveling on Company business, participation in the employee stock purchase plan and subsidized athletic membership.

The change in Mr. Jackson’s compensation and benefits as a result of his appointment as Chief Financial Officer has not yet been determined by the Compensation Committee.

Mr. Jackson is a participant in the Company’s Executive Change in Control and Severance Benefit Plan, effective May 2, 2007, a copy of which was previously filed as Exhibit 10.23 to the Company’s Quarterly Report on Form 10-Q (No. 000-27765) on May 7, 2007, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMYX TECHNOLOGIES, INC.

Date: October 23, 2007	By: /s/ Isy Goldwasser
Isy Goldwasser
Chief Executive Officer